EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350

     In connection  with the  Quarterly  Report of Energy  Producers,  Inc. (the

"Company) on Form 10-QSB for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gregg

Fryett, Chairman and CEO of the Company, certify, pursuant to 18 U.S.C. ss.1350,

as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a)

       or 15(d)of the Securities Exchange Act of 1934; and

            (2) The information  contained in the Report fairly presents, in all material  respects,  the financial  condition and result of operations of the Company.

       Date:  May 17, 2004

       /s/ Gregg Fryett

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       Gregg Fryett

       Chief Executive Officer